Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT
OF 1933

LEHMAN BROTHERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3216325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

745 Seventh Avenue

New York, New York 10019

(Address of principal executive offices) (Zip code)

LEHMAN BROTHERS HOLDINGS INC. 2005 STOCK INCENTIVE PLAN

(Full title of the plan)

Thomas A. Russo, Esq.

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, New York 10019

(Name and address of agent for service)

(212) 526-7000

(Telephone Number, including area code, of agent for service)

Copy to:

Jeffrey A. Welikson, Esq.

Lehman Brothers Holdings Inc.

1271 Avenue of the Americas

New York, New York 10020

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ and ‘‘smaller reporting company’’ in
Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $.10 par value	50,000,000	$ 15.87	$ 793,500,000	$ 31,184.55

(1)   The securities to be registered include options and rights to acquire common stock.

(2)   Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)   Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of Common Stock on the New York Stock Exchange on August 14, 2008

                        In accordance with General Instruction E of Form S-8, this Registration Statement is registering additional securities of the same class as registered under the Registrant’s effective Registration Statement on Form S-8, No. 333-130161, filed by the Registrant on December 6, 2005 (the “Earlier Registration Statement”).  The contents of the Earlier Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The following information is not included in the Earlier Registration Statement and is therefore included herewith:

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Karen B. Corrigan, Vice President and Assistant Secretary of the Registrant, has rendered an opinion to the effect that, under applicable state law, the shares of Common Stock to which this Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable.  Ms. Corrigan beneficially owns, or has the right to acquire under the Registrant’s employee benefit plans, an aggregate of less than 1% of the Registrant’s Common Stock.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 15, 2008.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Karen B. Corrigan
Name:	Karen B. Corrigan
Title:	Vice President and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas A. Russo, Jeffrey A. Welikson and Karen B. Corrigan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board of Directors
/s/ Richard S. Fuld, Jr.	and	August 15, 2008
Richard S. Fuld, Jr.	Chief Executive Officer
(principal executive officer)

/s/ Ian T. Lowitt	Chief Financial Officer, Controller
Ian T. Lowitt	and Executive Vice President	August 15, 2008
(principal financial and accounting
officer)

/s/ Michael L. Ainslie	Director	August 15, 2008
Michael L. Ainslie

/s/ John F. Akers	Director	August 15, 2008
John F. Akers

/s/ Roger S. Berlind	Director	August 15, 2008
Roger S. Berlind

/s/ Thomas H. Cruikshank	Director	August 15, 2008
Thomas H. Cruikshank

/s/ Marsha Johnson Evans	Director	August 15, 2008
Marsha Johnson Evans

/s/ Christopher Gent	Director	August 15, 2008
Sir Christopher Gent

/s/ Jerry A. Grundhofer	Director	August 15, 2008
Jerry A. Grundhofer

/s/ Roland A. Hernandez	Director	August 15, 2008
Roland A. Hernandez

/s/ Henry Kaufman	Director	August 15, 2008
Henry Kaufman

/s/ John D. Macomber	Director	August 15, 2008
John D. Macomber

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1

Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement for its 2008 Annual Meeting of Stockholders filed with the SEC on March 5, 2008).

5.1

Opinion (and consent) of Karen B. Corrigan, Vice President and Assistant Secretary of Lehman Brothers Holdings Inc., as to the validity of the shares of Common Stock to which this Registration Statement relates.

23.1	Consent of Karen B. Corrigan, Vice President and Assistant Secretary of Lehman Brothers Holdings Inc. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).